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                                                                      Exhibit 5


            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]




                                      May 14, 2002

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011

      Re: Rite Aid Corporation
          Registration Statement on Form S-3 (File No. 333-82872)

Ladies and Gentlemen:

   We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-82872) (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on February 15, 2002 relating to the registration under the Securities Act of 1933, as amended (the "Act"), of $250,000,000 aggregate principal amount of the Company's 4.75% Convertible Notes due 2006 (the "Securities"), and shares (the "Shares") of the Company's common stock (the "Common Stock"), par value $1.00 per share, issuable upon conversion of the Securities.

   This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

   In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials. In rendering the opinion set forth below in paragraph 2, we have assumed that the certificates evidencing the Shares issuable upon conversion of the Securities will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock.

   In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (a) the Registration Statement and Amendment No. 1 thereto filed on the date hereof; (b) an executed copy of the Indenture, dated as of November 19, 2001 (the "Indenture"), between the Company and BNY Midwest Trust Company, as trustee (the "Trustee"); (c) the Certificate of Incorporation of the Company, as amended to date; (d) the By-laws of the Company, as amended to date; (e) certain resolutions adopted by the Executive Committee of the Board of Directors of the Company on November 8, 2001 relating to the issuance and registration of the Securities and related matters; (f) certain resolutions adopted by the Pricing Committee of the Board of Directors of the Company on November 13, 2001 relating to the price and other terms of the Securities; (g) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (h) a specimen certificate representing the Common Stock; and (i) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In rendering the opinions set forth herein, we have assumed that the Company has received in full the consideration contemplated by the foregoing board resolutions to be received by the Company upon the initial sale of the Securities.

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   Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non opined on law on the opinions herein attached.

   Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

    1. The Securities have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

    2. The Shares initially issuable upon conversion of the Securities have been duly authorized for issuance and, when issued and delivered upon such conversion in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

   In rendering the opinion set forth above in paragraph 1, we have assumed that the execution and delivery by the Company of the Indenture and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part 2 of the Registration Statement or the Company's Annual Report on Form 10-K.

   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                  Very truly yours,


                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP